UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): July 7, 2025

Merit Medical Systems, Inc.

(Exact name of registrant as specified in its charter)

Utah	0-18592	87-0447695
(State or other jurisdiction of	(Commission	(I.R.S. Employer
incorporation or organization)	File Number)	Identification No.)

1600 West Merit Parkway
South Jordan, Utah	84095
(Address of principal executive offices)	(Zip Code)

(801) 253-1600

(Registrant's telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, no par value	MMSI	NASDAQ Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company        ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.02 Results of Operations and Financial Condition.

On July 7, 2025, Merit Medical Systems, Inc. (“Merit”) issued a press release announcing preliminary unaudited revenue for the quarter ended June 30, 2025, a copy of which is furnished as Exhibit 99.1 to this Current Report on Form 8-K.

The information contained in Item 2.02 of this Current Report on Form 8-K (including Exhibit 99.1 attached hereto) shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly provided by specific reference in such a filing.

Merit makes reference to a non-GAAP financial measure in the press release attached as Exhibit 99.1 to this Current Report on Form 8-K. Reconciliation of this non-GAAP financial measure to the comparable GAAP financial measure is included in the press release.

Item 5.02 Appointment of Certain Officers.

On July 7, 2025, Merit announced the appointment of Martha Aronson as Merit’s President and Chief Executive Officer (“CEO”), effective October 3, 2025. Fred P. Lampropoulos will remain as Chairman of the Board, President and CEO of Merit through October 3, 2025. Upon Ms. Aronson’s appointment, Mr. Lampropoulos will continue to serve as Chairman of the Board.

Ms. Aronson was the Executive Vice President and President of Global Healthcare for Ecolab, Inc. and previously served as the Senior Vice President and President – North America for Hill-Rom Holdings, Inc. Prior to that, she spent nearly 20 years at Medtronic in various general management and leadership roles, both in the United States and internationally. Ms. Aronson guided and advised companies as a director, most recently serving as a director, and formerly as Chair of the Board, for CONMED Corporation. She also served as a director of Methode Electronics, Inc., Clinical Innovations, LLC, Cardiovascular Systems, Inc., Beta Bionics, Inc., Hutchinson Technology, Inc., Bright Uro, and OmCare. She holds a Bachelor of Arts in Economics from Wellesley College and a Master of Business Administration from Harvard Business School.

There is no arrangement or understanding between Ms. Aronson and any other person pursuant to which Ms. Aronson was selected as Merit’s President and CEO. Ms. Aronson is not a party to any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

In connection with Ms. Aronson’s appointment, Merit entered into an offer letter with Ms. Aronson on July 7, 2025, under which Ms. Aronson will (i) receive an annual base salary of $1,000,000, (ii) receive a signing bonus of $250,000 and (iii) participate in Merit’s annual bonus program commencing in the 2026 fiscal year, with a target bonus of 100% of Ms. Aronson’s base salary and a maximum bonus of 200% of her base salary, as determined in accordance with Merit’s 2019 Executive Bonus Plan. Additionally, Ms. Aronson will (a) participate in Merit’s 2018 Long-Term Incentive Plan (the “Plan”) with eligibility for annual equity awards and an initial award with a target grant date fair value of $5,500,000, (b) receive an equity grant upon commencement of employment having a fair value of $4,125,000 in the form of performance-based stock units and time-based restricted stock units under the Plan, (c) receive a transition allowance of $12,000 per month through September 30, 2026, and (d) receive reimbursement for certain relocation expenses and legal fees.

Item 9.01. Financial Statements and Exhibits.

(d)            Exhibits

EXHIBIT NUMBER	DESCRIPTION
99.1	Press release dated July 7, 2025, entitled “Merit Medical Names Martha Aronson as New President and Chief Executive Officer.”
104	The cover page from this Current Report on Form 8-K, formatted in Inline XBRL

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MERIT MEDICAL SYSTEMS, INC.

Date: July 11, 2025	By:	/s/ Brian G. Lloyd
Brian G. Lloyd
Chief Legal Officer and Corporate Secretary

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